Exhibit (a)(x) under Form N-1A

                                         Exhibit 3(i) under Item 601/ Reg. S-K

                                AMENDMENT #10

                         TO THE RESTATED AND AMENDED

                             DECLARATION OF TRUST



                     FEDERATED INCOME SECURITIES TRUST

                            Dated May 19, 2000



            This Declaration of Trust is amended as follows:



      Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:



      "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:



                     Federated Short-Term Income Fund

                       Institutional Service Shares

                           Institutional Shares

                    Federated Intermediate Income Fund

                       Institutional Service Shares

                           Institutional Shares

              Federated Fund for U. S. Government Securities

                              Class A Shares

                              Class B Shares

                              Class C Shares

                       Federated Capital Income Fund

                              Class A Shares

                              Class B Shares

                              Class C Shares

                              Class F Shares"



      The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by Unanimous Consent of the Board of Trustees on the 9th day of October, 2002.


      WITNESS the due execution hereof this 9th day of October, 2002.


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.

John F. Donahue                     Lawrence D. Ellis, M.D.



/s/ Thomas G. Bigley                /s/ Peter E. Madden

Thomas G. Bigley                    Peter E. Madden



/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.

John T. Conroy, Jr.                 Charles F. Mansfield, Jr.



/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.

Nicholas P. Constantakis            John E. Murray, Jr.



/s/ John F. Cunningham

John F. Cunningham                  Marjorie P. Smuts



/s/ J. Christopher Donahue          /s/ John S. Walsh

J. Christopher Donahue              John S. Walsh